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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to references to Ryder Scott as expert and to the use of oil and natural gas reserve information with respect to the Morgan Properties depicted in the Annual Report on Form 10-K for the year ended June 30, 2000 for Queen Sand Resources, Inc., a Delaware corporation, that was derived from our reserve reports dated June 30, 1998 and June 30, 1999, incorporated by reference in (i) the Prospectus constituting a part of the Registration Statement on Form S-3 (No.333-47577) filed with the Securities and Exchange Commission, (ii) the Prospectus constituting a part of the Registration Statement on Form S-3 (No.333-61375) filed with the Securities and Exchange Commission, (iii) the Prospectus constituting a part of the Registration Statement on Form S-3 (No.333-70993) filed with the Securities and Exchange Commission, (iv) the Prospectus constituting a part of the Registration Statement on Form S-3 (No.333- 78001) filed with the Securities and Exchange Commission and (v) the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 (No. 333-67951) filed with the Securities and Exchange Commission.


                                         /s/ RYDER SCOTT COMPANY, L.P.

                                         RYDER SCOTT COMPANY, L.P.